UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009

Global Food Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31385	52-2257546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 Court Street, Hanford, California 93230
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 559-589-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 18, 2009, pursuant to the approval of the Board of Directors of Global Food Technologies, Inc. (the “Company”), the Company filed a Certificate of Designation of Preferences and Rights with the Secretary of State of Delaware to create a Series B Preferred Stock.

The Certificate of Designation creates 1,000,000 shares of Series B Preferred Stock for issuance out of 20,000,000 shares of authorized preferred stock.

The Series B Preferred Stock has an original issue price per share equal to $4.50 (the “Original Issue Price”). In the event of any Liquidation Event (as defined in the Certificate of Designation), the holders of shares of Series B Preferred Stock are entitled to receive, prior to any distribution to the holders of the Common Stock, an amount per share equal to the Original Issue Price, plus any declared and unpaid dividends.

The holders of the Series B Preferred Stock have the right to vote on any matter submitted to a vote of the stockholders of the Company and are entitled to vote that number of votes equal to the aggregate number of shares of Common Stock issuable upon the conversion of such holders’ shares of Series B Preferred Stock. The Series B Preferred Stock votes together as a single class with the Common Stock on all matters that stockholders are entitled to vote on, except where Delaware law specifically provides for separate voting rights for a series of preferred stock.

The initial conversion rate of the Series B Preferred Stock is one share of Common Stock for each share of Series B Preferred Stock converted.  Holders of the Series B Preferred can convert into Common Stock at any time.  Automatic conversion into Common Stock occurs if our Common Stock trades for five or more consecutive trading days at a price greater than 150% of the Original Issue Price.

The Series B Preferred Stock has certain anti-dilution rights pursuant to which the conversion rate will increase if shares of stock are issued below the Original Issue Price (with certain specified exceptions) prior to January 1, 2012.  The Series B Preferred is also subject to proportional adjustment for stock splits, stock combinations and the like.

The foregoing description of the Certificate of Designation is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Certificate of Designation, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

3.1           Certificate of Designation of Preferences and Rights – Series B Preferred

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2009	GLOBAL FOOD TECHNOLOGIES, INC.

	By:	/s/ Marshall F. Sparks
Marshall F. Sparks, Chief Financial Officer